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                                                                   EXHIBIT 10.23

THIS EMPLOYEE INCENTIVE OPTION AGREEMENT dated for reference as at the 7th day of February, 1997.


BETWEEN:


         PORTACOM WIRELESS, INC., a company duly incorporated under the laws of the State of Delaware, with an office at #11 - 1155 Melville Street, in the City of Vancouver, in the Province of British Columbia, V6Z 4G4.

         (the "Company")

                                                               OF THE FIRST PART


AND:


         MICHAEL MARCUS
         300 South 4th Street
         Suite 1100
         Las Vegas, Nevada
         89101

         (the "Employee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Employee is an employee of the Company by virtue of being a member of the Company's steering committee which advises the Company's Board of Directors with respect to future and existing operations and opportunities for the Company.

B. It is advantageous for the Company to grant to the Employee stock options to purchase the Company's shares as an incentive for services to be rendered to the Company by the Employee.

IN CONSIDERATION OF THESE PREMISES, AND THE COVENANTS AND AGREEMENTS HEREIN CONTAINED IN THIS AGREEMENT, THE PARTIES COVENANT AND AGREE AS FOLLOWS:

1.        Grant of Options. The Company grants to the Employee, irrevocable
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within the time limited by this Agreement, options (the "Options") to purchase free and clear of all liens, charges and encumbrances, in aggregate, 45,000 common shares of the Company (the "Option Shares") at the price per Option Share set out in paragraph 2.

2.        Term and Price.  Subject as hereinafter provided, the Options may be
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exercised by the Employee during the period February 7, 1997 to February 7,
2,002 inclusive (the "Option Term"), at a price of $3.61 (U.S.) per share, or such other price as may be approved by the Vancouver Stock Exchange.

3.        Employment Status.  Each of the Company and the Employee acknowledge
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and represent, each to the other, that the Employee serves as a part time dependent contractor who provides services to the Company as a member of its steering committee on a continuing and regular basis consisting of not less than 18 hours per calendar week and that in providing the services to the Company the Employee is subject to the same control and direction by the Company over the details
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                                      -2-

and methods of work as that of an employee of the Company and further that the Employee possesses business and management expertise of value to the Company and has an ongoing relationship with the Company that enables the Employee to be knowledgeable about and siezed with the business and affairs of the Company.

4.        Exercise of Options.  The Employee may exercise the Options either
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wholly or in part any time and from time to time within the Option Term by transmitting notice in writing to the Company setting out the number of shares to be purchased, together with payment for those shares by certified cheque, bank draft or wire order.

5.        Continuing to Act in Designated Capacity.  The Options are subject to
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the Employee continuing to act as a part time dependent contractor for the
Company as a member of the Company's steering committee during the Option Term. If the Employee should cease to continue to act in such a capacity with the Company during the Option Term for any reason except by reason of death, or termination for cause, then the Options allocated to such Employee pursuant to paragraph 1 shall be terminated without further action of the Company and become null and void within thirty (30) days of the Employee so ceasing to act. Should the Employee's capacity with the Company be terminated for cause then the Options then remaining unexercised shall immediately terminate and become null and void without further action by the Company.

3.        Corporate Authority.  Prior to the issuance of any of the Option
          -------------------
Shares the Company will take or cause to be taken all necessary steps to validly and effectively approve or authorize the allotment and issuance by the Company of the Option Shares.

4.        Death of Optionee.  In the event of the death of the Employee, the
          -----------------
Options allocated to the Employee may be exercised by the Employee's estate or legal representative for a period of six (6) months from the date of death.

5.        Options Personal.  The Options granted are personal to the Employee
          ----------------
and shall not be assigned or transferred. It is acknowledged and agreed that the Employee has not been induced to exercise any of the Options or to purchase any of the Option Shares pursuant to this Agreement by expectation of employment or, if applicable, continued employment with the Company.

6.        Regulatory and Shareholder Approvals.  This Agreement and any
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amendments hereto and the Options provided for herein are subject to the approval of the Vancouver Stock Exchange, and are further subject to the approval of the shareholders of the Company in a general meeting prior to any exercise of the Options in the event the Employee is considered to be an
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                                      -3-

"insider" of the Company as that term is defined in the Securities Act (British Columbia). In addition, the Employee acknowledges that there may be resale restrictions and reporting requirements imposed upon any or all of the Option Shares. The Employee agrees to abide by any resale restrictions as may be imposed and any and all reporting requirements as prescribed by the Securities Act (British Columbia) and the rules and regulations pursuant thereto, and, the Employee further agrees to abide by all applicable securities laws (including, but not limited to such hold periods as may be applicable in respect of any resale of the Option Shares as a result of such securities laws) in the jurisdiction in which the Employee is resident.

7.        Adjustment of Terms on Capital Alterations.  If, during the Option
          ------------------------------------------
Term, there is a subdivision, consolidation, redivision, or reclassification of the issued common shares of the Company, the class, number and price of the balance of the Option Shares to be issued in respect of any of the Options thereafter will be adjusted proportionately.

8.        Notice of Exercise.  Notice of exercise of the Options shall be deemed
          ------------------
to be well and sufficiently given if sent by prepaid registered mail or delivered to the Company at the address set forth above together with the appropriate exercise payment.

9.        Counterparts.  This Agreement may be executed in several parts in the
          ------------
same form and such parts as so executed shall together form one original agreement, and such parts if more than one shall be read together and construed as if all the signing parties had executed one copy of this Agreement.

10.       Enurement.  This Agreement shall enure to the benefit of and be
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binding upon the parties to this Agreement and their respective heirs, executors, administrators and successors.

11.       Headings.  The paragraph headings that appear at the beginning of each
          --------
paragraph of this Agreement are not intended to form a part of this Agreement, but are inserted for convenience of reference only.

12.       Time of the Essence.  Time shall be of the essence.
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                                      -4-

13.       Governing Law.  This Agreement shall be governed and construed in
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accordance with the laws of the Province of British Columbia.


THE PARTIES have executed this Agreement as at the day first above written.


THE CORPORATE SEAL OF PORTACOM WIRELESS, INC.
was hereunto affixed in the presence of:            )

                                                    )

/s/ Michael A. Richard                              )
-----------------------------------------------
Authorized Signatory                                )
                                                    )
                                                    )            C/S
                                                    )
-----------------------------------------------     )
Authorized Signatory





SIGNED, SEALED AND DELIVERED by MICHAEL       )
MARCUS, in the presence of:                   )
                                              )
                                              )
                                              )
                                              )
    /s/ Judith Hobgood                        )
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WITNESS                                              /s/ Michael Marcus
                                                     --------------------------
                                                     MICHAEL MARCUS